Exhibit 4.1

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE, dated as of December 9, 2004, among IMCO Recycling Inc., a Delaware corporation (“IMCO Recycling”), IMCO Recycling Escrow Inc., a Delaware corporation (“Escrow Corp”), Alchem Aluminum, Inc., a Delaware corporation, Alchem Aluminum Shelbyville Inc., a Delaware corporation, Gulf Reduction Corporation, a Delaware corporation, IMCO Energy Corp., a Delaware corporation, IMCO Indiana Partnership L.P., a Indiana limited partnership, IMCO International, Inc., a Delaware corporation, IMCO Investment Company, a Delaware corporation, IMCO Management Partnership L.P., a Texas limited partnership, IMCO Operations Services Company, a Delaware corporation, IMCO Recycling of California, Inc., a Delaware corporation, IMCO Recycling of Idaho Inc., a Delaware corporation, IMCO Recycling of Illinois Inc., a Illinois corporation, IMCO Recycling of Indiana Inc., a Delaware corporation, IMCO Recycling of Michigan L.L.C., a Delaware limited liability company, IMCO Recycling of Ohio Inc., a Delaware corporation, IMCO Recycling of Utah Inc., a Delaware corporation, IMCO Recycling Services Company, a Delaware corporation, IMSAMET, Inc., a Delaware corporation, Indiana Aluminum Inc., an Indiana corporation, Interamerican Zinc, Inc., a Delaware corporation, MetalChem, Inc., a Pennsylvania corporation, Midwest Zinc Corporation, a Delaware corporation, Pittsburg Aluminum, Inc., a Kansas corporation, Rock Creek Aluminum, Inc., an Ohio corporation, Silver Fox Holding Company, a Delaware corporation, U.S. Zinc Corporation, a Delaware corporation, U.S. Zinc Export Corporation, a Texas corporation, Western Zinc Corporation, a California corporation, Commonwealth Industries, Inc., a Delaware corporation, CA Lewisport, LLC, a Delaware limited liability company, CI Holdings, LLC, a Delaware limited liability company, Commonwealth Aluminum, LLC, a Delaware limited liability company, Commonwealth Aluminum Concast, Inc., an Ohio corporation, Commonwealth Aluminum Lewisport, LLC, a Delaware limited liability company, Commonwealth Aluminum Metals, LLC, a Delaware limited liability company, Commonwealth Aluminum Sales Corporation, a Delaware corporation, and Commonwealth Aluminum Tube Enterprises, LLC, a Delaware limited liability company, Greencycle Holdings, LLC, a Kentucky limited liability company, Zer0waste, Inc., a Delaware corporation (each a “Guarantor” and collectively, the “Guarantors”) and LaSalle Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS, Escrow Corp and the Trustee heretofore executed and delivered an Indenture, dated as of November 4, 2004 (as heretofore amended and supplemented, the “Indenture”), providing for the issuance of the 9% Senior Notes due 2014 (the “Securities”) (capitalized terms used herein but not otherwise defined have the meanings ascribed thereto in the Indenture);

WHEREAS, in connection with the consummation of the merger (the “Commonwealth Merger”) of Commonwealth Industries, Inc. with and into a wholly owned subsidiary of IMCO Recycling, Escrow Corp will merge (the “Escrow Corp Merger”) with and into IMCO Recycling;

WHEREAS, Section 5.02 of the Indenture provides that upon the execution and delivery by IMCO Recycling to the Trustee of this Supplemental Indenture, IMCO Recycling shall be the successor Company under the Indenture and the Securities and shall succeed to, and be substituted for, and may exercise every right and power of, Escrow Corp under the Indenture and the Securities;

WHEREAS, Section 8.02 of the Indenture provides that upon execution and delivery by each of the Guarantors to the Trustee of this Supplemental Indenture and a Guarantee attached to the Indenture, the Guarantors shall each be a Guarantor under the Indenture and the Securities;

WHEREAS, Section 10.01(c) of the Indenture provides that the Company and the Trustee may amend the Indenture and the Securities without notice to or consent of any Holders of the Securities in order to comply with Article 5 of the Indenture; and

WHEREAS, the Registration Rights Agreement, dated as of November 4, 2004, by and among the parties named on the signature pages thereof and Deutsche Bank Securities Inc., Citigroup Global Markets Inc., PNC Capital Markets, Inc., McDonald Investments Inc., NatCity Investments, Inc., Wachovia Capital Markets, LLC and ABN AMRO Incorporated as initial purchasers (the “Registration Rights Agreement”), provides that upon execution and delivery by each of the Guarantors that are not parties to the Registration Rights Agreement to the Trustee of this Supplemental Indenture, such Guarantors shall each become parties thereto;

WHEREAS, this Supplemental Indenture has been duly authorized by all necessary corporate action on the part of each of IMCO Recycling, Escrow Corp and the Guarantors.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, IMCO Recycling, Escrow Corp, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

Assumption by Successor Company

Assumption of the Securities. IMCO Recycling hereby expressly assumes and agrees promptly to pay, perform and discharge when due each and every debt, obligation, covenant and agreement incurred, made or to be paid, performed or discharged by Escrow Corp under the Indenture and the Securities.

IMCO Recycling hereby agrees to be bound by all the terms, provisions and conditions of the Indenture and the Securities and that it shall be the successor Company and shall succeed to, and be substituted for, and may exercise every right and power of, Escrow Corp, as the predecessor Company, under the Indenture and the Securities.

Each of the Guarantors hereby agrees to guarantee the obligations of IMCO Recycling being assumed pursuant to the terms of this Supplemental Indenture.

Trustee’s Acceptance. The Trustee hereby accepts this Supplemental Indenture and agrees to perform the same under the terms and conditions set forth in the Indenture.

Miscellaneous

Effect of Supplemental Indenture. Upon the execution and delivery of this Supplemental Indenture by IMCO Recycling, Escrow Corp, the Guarantors and the Trustee, (i) the Indenture shall be supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby and (ii) each of IMCO Recycling and the Guarantors acknowledges that for the purposes of the Registration Rights Agreement the definition of “Guarantors” shall include each of the Guarantors that executes this Supplemental Indenture and any future supplemental indenture pursuant to which such entity agrees to guarantee the Notes and all provisions of the Registration Rights Agreement shall remain in full force and effect.

Indenture Remains in Full Force and Effect. Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

Indenture and Supplemental Indenture Construed Together. This Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read and construed together.

Confirmation and Preservation of Indenture. The Indenture as supplemented by this Supplemental Indenture is in all respects confirmed and preserved.

Conflict with Trust Indenture Act. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the TIA that is required under the TIA to be part of and govern any provision of this Supplemental Indenture, the provision of the TIA shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Benefits of Supplemental Indenture. Nothing in this Supplemental Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Securities.

Successors. All agreements of IMCO Recycling and the Guarantors in this Supplemental Indenture shall bind their respective successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

Certain Duties and Responsibilities of the Trustee. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture and the Securities relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

Multiple Originals. The parties may sign any number of copies of this Supplemental Indenture, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Headings. The Article and Section headings herein are inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

The Trustee. The Trustee shall not be responsible in any manner for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made by IMCO Recycling, Escrow Corp and the Guarantors.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

IMCO RECYCLING INC.

By:	/s/ Sean M. Stack
Name: Sean M. Stack
Title: Senior Vice President

IMCO RECYCLING ESCROW INC.

By:	/s/ Sean M. Stack
Name: Sean M. Stack
Title: Senior Vice President

ALCHEM ALUMINUM, INC.

ALCHEM ALUMINUM SHELBYVILLE INC. GULF REDUCTION CORPORATION

IMCO ENERGY CORPORATION

IMCO INTERNATIONAL, INC.

IMCO INVESTMENT COMPANY

IMCO OPERATIONS SERVICES COMPANY IMCO RECYCLING OF CALIFORNIA, INC. IMCO RECYCLING OF IDAHO INC.

IMCO RECYCLING OF ILLINOIS INC.

IMCO RECYCLING OF INDIANA INC.

IMCO RECYCLING OF OHIO INC.

IMCO RECYCLING OF UTAH INC.

IMCO RECYCLING SERVICES COMPANY IMSAMET, INC.

INDIANA ALUMINUM INC.

INTERAMERICAN ZINC, INC.

METALCHEM, INC.

MIDWEST ZINC CORPORATION

PITTSBURG ALUMINUM, INC.

ROCK CREEK ALUMINUM, INC.

SILVER FOX HOLDING COMPANY

U.S. ZINC CORPORATION

U.S. ZINC EXPORT CORPORATION

WESTERN ZINC CORPORATION

By:	/s/ Sean M. Stack
Name: Sean M. Stack
Title: Senior Vice President

IMCO MANAGEMENT PARTNERSHIP L.P.

By: IMCO Recycling Inc., its general partner

By:	/s/ Sean M. Stack
Name: Sean M. Stack
Title: Senior Vice President

IMCO INDIANA PARTNERSHIP L.P.

By:	IMCO Energy Corp., its general partner

By:	/s/ Sean M. Stack
Name: Sean M. Stack
Title: Senior Vice President

IMCO RECYCLING OF MICHIGAN LLC

By:	IMCO Recycling Inc., its manager

By:	/s/ Sean M. Stack
Name: Sean M. Stack
Title: Senior Vice President

COMMONWEALTH INDUSTRIES, INC.

By:	/s/ Sean M. Stack
Name: Sean M. Stack
Title: Senior Vice President

ZER0WASTE, INC. COMMONWEALTH ALUMINUM CONCAST, INC. COMMONWEALTH ALUMINUM SALES CORPORATION

By:	/s/ Sean M. Stack
Name: Sean M. Stack
Title: Senior Vice President

CA LEWISPORT, LLC

By:	Commonwealth Industries, Inc., its sole member

By:	/s/ Sean M. Stack
Name: Sean M. Stack
Title: Senior Vice President

CI HOLDINGS, LLC

By:	Commonwealth Industries, Inc., its sole member

By:	/s/ Sean M. Stack
Name: Sean M. Stack
Title: Senior Vice President

COMMONWEALTH ALUMINUM, LLC

By:	Commonwealth Aluminum Concast, Inc., its sole member

By:	/s/ Sean M. Stack
Name: Sean M. Stack
Title: Senior Vice President

COMMONWEALTH ALUMINUM LEWISPORT, LLC

By:	CA Lewisport, LLC, its managing member

By:	Commonwealth Industries, Inc., its sole member

By:	/s/ Sean M. Stack
Name: Sean M. Stack
Title: Senior Vice President

COMMONWEALTH ALUMINUM METALS, LLC

By:	Commonwealth Aluminum Lewisport, LLC, its sole member

By:	CA Lewisport, LLC, its managing member

By:	Commonwealth Industries, Inc., its sole member

By:	/s/ Sean M. Stack
Name: Sean M. Stack
Title: Senior Vice President

COMMONWEALTH ALUMINUM TUBE ENTERPRISES, LLC

By:	Commonwealth Aluminum Concast, Inc., its sole member

By:	/s/ Sean M. Stack
Name: Sean M. Stack
Title: Senior Vice President

GREENCYCLE HOLDINGS, LLC

By:	Zer0waste, Inc., its sole member

By:	/s/ Sean M. Stack
Name: Sean M. Stack
Title: Senior Vice President

LASALLE BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Gregory S. Clarke
Name: Gregory S. Clarke
Title: Vice President